                                                                   EXHIBIT 4.6


                                CASH COLLATERAL
                           AND DISBURSEMENT AGREEMENT


                                     among
                          HOLLYWOOD CASINO SHREVEPORT
                                      AND
                         SHREVEPORT CAPITAL CORPORATION
                                      AND
                    FIRST AMERICAN TITLE INSURANCE COMPANY,
                             AS DISBURSEMENT AGENT

                                      AND

                      STATE STREET BANK AND TRUST COMPANY,
                                   AS TRUSTEE


                          DATED AS OF AUGUST 10, 1999

                               TABLE OF CONTENTS
                               -----------------

Section 1. Defined Terms......................................................2
Section 2. Duties of Disbursement Agent.......................................6
     Section 2.1  Maintenance Of Accounts.....................................6
     Section 2.2  Review Of Disbursement Requests.............................7
     Section 2.3  Disbursement of Funds from Interest Reserve Account.........7
     Section 2.4  Disbursement of Funds from Completion Reserve Account.......7
     Section 2.5  Disbursement Of Funds To Trustee............................8
     Section 2.6  Realized Savings............................................8
Section 3  Construction Disbursement Budget, Contracts, Segregated Account....8
     Section 3.1  Allocation of Contingency; Amendments To
                  Construction Disbursement Budget............................8
     Section 3.2  Amendments To Plans.........................................9
     Section 3.3  Major Contracts And Permits................................10
     Section 3.4  Segregated Account.........................................10
Section 4.  Conditions Precedent to Disbursement.............................10
     Section 4.1  General Conditions.........................................10
     Section 4.2  Final Disbursement Following Operating Date................11
     Section 4.3  Representations and Warranties.............................11
Section 5.  Disbursement Agent's Compensation................................12
Section 6.  Limitation of Disbursement Agent's Liability, Etc................12
Section 7.  Indemnity........................................................12
Section 8.  Termination......................................................13
Section 9.  Substitution of Disbursement Agent...............................13
Section 10. Security Interest in Accounts and Segregated Account.............13
Section 11. Equity Contribution..............................................14
Section 12. Miscellaneous....................................................14
     Section 12.1  Waiver....................................................14
     Section 12.2  Invalidity................................................14
     Section 12.3  No Authority..............................................14
     Section 12.4  Assignment................................................14
     Section 12.5  Benefit...................................................14
     Section 12.6  Time......................................................14

     Section 12.7  Choice Of Law.............................................15
     Section 12.8  Entire Agreement; Amendments..............................15
     Section 12.9  Notices...................................................15
     Section 12.10 Counterparts..............................................15
     Section 12.11 Captions..................................................15

                               TABLE OF EXHIBITS
                               -----------------

Exhibits
--------

A.        Form of Architect's Certificate

B.        Form of Construction Disbursement Budget

C.        Form of Independent Construction Consultant's Certificate

D.        Form of General Contractor's Certificate

E.        Form of Construction Schedule

F.        Form of Disbursement Request

G.        Independent Construction Consultant's Certificate

H.        Form of Control Agreement

I.        Initial Deposits

J.        Form of Interest Disbursement Request

                              CASH COLLATERAL AND
                             DISBURSEMENT AGREEMENT

          THIS CASH COLLATERAL AND DISBURSEMENT AGREEMENT (the "Agreement") is dated as of August 10, 1999, by and among SHREVEPORT CAPITAL CORPORATION, a Louisiana corporation, HOLLYWOOD CASINO SHREVEPORT, a Louisiana general partnership ("HCS", and together with Shreveport Capital Corporation, the "Issuer"), FIRST AMERICAN TITLE INSURANCE COMPANY, as disbursement agent (the "Disbursement Agent") and STATE STREET BANK AND TRUST COMPANY, as trustee (the "Trustee") under the Indenture (as defined below).

                                    RECITALS

          A. The Issuer has entered into the Indenture dated as of August 10, 1999 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Indenture") between the Issuer and the Trustee pursuant to which the Issuer will issue up to $150,000,000 of its 13% First Mortgage Notes with Contingent Interest due 2006 (as the same may be amended, supplemented, restated, exchanged, replaced or otherwise modified from time to time, the "Notes"). The net proceeds of the issuance of the Notes are to be deposited into the Accounts (as defined below) maintained by the Disbursement Agent pursuant to this Agreement.

          B. The Notes are secured by, among other collateral, the Project Mortgages (as defined below), and the net proceeds of the sale of the Notes are to be used to pay the Project Costs of the Project (each as defined below).

          C. The parties have entered into this Agreement in order to set forth the conditions upon which, and the manner in which, funds will be disbursed from the Accounts to HCS in order to permit HCS to pay Project Costs for the construction and opening of the Project. Funds disbursed to HCS hereunder will be deposited by the Disbursement Agent into the Segregated Account (as defined below). Funds held in the Accounts or the Segregated Account will be owned beneficially by HCS, subject to the terms and conditions of this Agreement and subject also to the security interest granted in favor of the Trustee under the Security Agreement (as defined below).

          D. This Agreement is made for the benefit of, and intended to be enforceable by the Trustee, for the benefit of the Holders of the Notes, as lienholder under the Project Mortgages.

                                   AGREEMENT

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINED TERMS.

           Terms not otherwise defined in this Agreement shall have the meanings provided in the Indenture. In addition, the following terms shall have the meanings set forth below.

           "Accounts" means, collectively, the Construction Disbursement Account, the Completion Reserve Account and the Interest Reserve Account.

           "Architect" means one or more of Architect - Land Development, Architect - Marine, Architect - Garage and Architect - Basin.

           "Architect - Basin" means Brown Cunningham Gannuch and its successors and assigns identified by written notice to the Disbursement Agent, Trustee and Independent Construction Consultant.

           "Architect - Garage" means International Parking Design, Inc. and its successors and assigns identified by written notice to the Disbursement Agent, Trustee and Independent Construction Consultant.

           "Architect - Land Development" means Broadmoor Design Group and its successors and assigns identified by written notice to the Disbursement Agent, Trustee and Independent Construction Consultant.

           "Architect - Marine" means Rodney E. Lay & Associates and its successors and assigns identified by written notice to the Disbursement Agent, Trustee and Independent Construction Consultant.

           "Architect's Certificate" means a certificate of the appropriate Architect substantially in the form of Exhibit "A" hereto.

           "Available Funds" means the sum of (a) the Initial Equity Contribution, to the extent not yet spent by HCS, (b) the unspent funds contained in the Segregated Account, (c) the unspent funds contained in the Accounts, (d) the Unutilized Equipment Financing, and (e) Estimated Future Interest, to the extent not yet received on deposits in the Accounts and the Segregated Accounts.

           "Completion Reserve Account" means a special account maintained with the Pledged Account Bank, Account No. 122884-010, in the name of HCS but under the sole dominion and control of the Disbursement Agent as agent for the Trustee hereunder and subject to the terms of the Security Agreement, this Agreement, and a Control Agreement.

           "Construction Disbursement Account" means a special account maintained with the Pledged Account Bank, Account No. 122884-020, in the name of HCS but under the sole dominion and control of the Disbursement Agent as agent for the Trustee hereunder and subject to the terms of the Security Agreement, this Agreement, and a Control Agreement.

           "Construction Disbursement Budget" means an itemized schedule in the form of Exhibit "B" hereto setting forth on a line item basis all Project Costs which HCS estimates will be incurred by it in connection with the Project through the Operating Date, as such Construction Disbursement Budget may be amended from time to time pursuant to Section 3.1 hereof.

           "Construction Schedule" means a schedule in the form of Exhibit "E" hereto describing the sequencing of the components of work to be undertaken in connection with the Project, as may be amended from time to time, and demonstrating that the Operating Date will occur on or before the Operating Deadline.

           "Consultant's Certificate" means a certificate of the Independent Construction Consultant substantially in the form of Exhibit "C" hereto.

           "Contracts" means the contracts pertaining to the construction of the Project, including without limitation any contracts, subcontracts, licenses and performance and payment bonds or guarantees.

           "Control Agreement" means an agreement substantially in the form of Exhibit "H" hereto and sufficient to perfect Trustee's security interest in an Account or the Segregated Account.

           "Disbursement" means a disbursement from any Account to the Segregated Account, or from the Interest Reserve Account to the Trustee, including both Payment Disbursements and Reimbursement Disbursements.

           "Disbursement Request" has the meaning specified in Section 2.2.

           "Equity Contribution" means the Initial Equity Contribution and such additional contributions as are made pursuant to Sections 2.3, 3.1, 3.2 or 11 hereof, or to avoid an Event of Default under the Indenture, in all cases (other than the Initial Equity Contribution) in cash deposited by the Issuer into the Accounts; provided, that for the purposes of Sections 3.1 and 3.2 hereof, contributions shall not constitute Equity Contributions to the extent they are made pursuant to the Completion Capital Agreement.

           "Equity Escrow Account" means a special account maintained with the Pledged Account Bank in the name of HCS pursuant to an agreement between HCS and the Pledged Account Bank.

           "Estimated Future Interest" means, from time to time, investment income, less any losses or costs associated therewith, which HCS reasonably determines (and with which the Independent Construction Consultant concurs in writing) will be earned on funds in the Accounts and the Segregated Account through the Operating Date.

           "Funding Endorsement" has the meaning specified in Section 4.1.

           "General Contractor" means one or both of the General Contractor - Land Development and the General Contractor - Marine.

           "General Contractor - Land Development" means Broadmoor Anderson, a Louisiana joint venture, and its successors and assigns identified by written notice to the Disbursement Agent, Trustee and Independent Construction Consultant.

           "General Contractor - Marine" means Leevac Shipyards, Inc. and its successors and assigns identified by written notice to the Disbursement Agent, Trustee and Independent Construction Consultant.

           "General Contractor's Certificate" means a certificate of the appropriate General Contractor substantially in the form of Exhibit "D" hereto.

           "Hard Costs" means the costs and expenses in supplying goods, materials and labor for the construction of the Project.

           "Independent Construction Consultant" means CCM Consulting Group.

           "Initial Equity Contribution" means one or more contributions to HCS in the aggregate amount of Fifty Million Dollars ($50,000,000).

           "Interest Disbursement Request" means a certificate of HCS in substantially the form of Exhibit "J" hereto.

           "Interest Reserve Account" means a special account maintained with the Pledged Account Bank, Account No. 122884-030, in the name of HCS but under the sole dominion and control of the Disbursement Agent as agent for the Trustee hereunder and subject to the terms of the Security Agreement, this Agreement, and a Control Agreement.

           "Leasehold Mortgage" means that certain Mortgage, Leasehold Mortgage and Assignment of Leases and Rents, effective as of August 10, 1999, on the Property from HCS as mortgagor in favor of the Trustee as mortgagee

           "Major Contract" means any Contract or series of related Contracts entered into by HCS for Hard Costs for $750,000 or more.

           "Operating Date" means that date by which the Shreveport Resort is Operating.

           "Operating Deadline" means April 30, 2001.

           "Payment Disbursement" means a disbursement from the Construction Disbursement Account or the Completion Reserve Account to the Segregated Account for the payment of amounts due but not yet paid in accordance with the Construction Disbursement Budget.

           "Plans" means all drawings, plans and specifications, prepared by or on behalf of HCS, as the same may be amended or supplemented from time to time as specified herein, and, if required, submitted to and approved by the appropriate regulatory authorities, which describe and show the Project and the labor and materials necessary for the construction thereof.

           "Pledged Account Bank" means State Street Bank and Trust Company, at its office in New York, New York.

           "Project" means those improvements to be constructed on or adjacent to real property in Shreveport, Louisiana to be known as the Hollywood Casino-Shreveport in accordance with the Plans.

           "Project Costs" means Hard Costs and Soft Costs.

           "Project Liens" means, at any time, any and all present and future liens upon the Project voluntarily granted or available as a matter of law to any Person supplying services, goods, material, labor or other items of value to the Project, whether provided or contracted for at or prior to such time or at some future time and whether such lien was granted, claimed, filed or perfected at such time or could be granted, claimed or filed or perfected at some future time, except only the Project Mortgages.

           "Project Mortgages" means the Leasehold Mortgage, that certain Security Agreement (Vessel Construction) from HCS as debtor in favor of Trustee as secured party, any First Preferred Ship Mortgage that may be executed by HCS in favor of the Trustee, and the Security Agreement.

           "Property" means the premises leased under that certain Ground Lease dated May 19, 1999 by and between the City of Shreveport, Louisiana as Landlord and HCS (as successor to QNOV, a Louisiana general partnership) as Tenant.

           "Realized Savings" means the excess of the amount budgeted in the Construction Disbursement Budget for a line item over the amount of funds expended or owed by HCS to complete the tasks set forth in such line item and for the materials and services used to complete such tasks, but (i) Realized Savings for any line item shall be deemed to be zero if such savings are obtained in a manner that materially detracts from the overall quality and amenities of the Project, and (ii) Realized Savings for each line item shall in all cases be deemed to be zero until HCS has (x) satisfied or provided for in all material respects the obligations arising out of the completion of that line item or (y) obtained contracts for the completion of all tasks set forth in such line item and for all materials and services required for such tasks for a fixed or guaranteed maximum price.

           "Reimbursement Disbursement" means a disbursement from the Construction Disbursement Account or the Completion Reserve Account to the Segregated Account for reimbursement of payments previously made from the Segregated Account in accordance with the Construction Disbursement Budget.

           "Remaining Costs" means the amount necessary to pay, through completion of the Project, all theretofore unpaid Project Costs to be incurred in connection with the Project, in accordance with the Plans.

           "Retainage" means with respect to each General Contractor an amount to be withheld until such General Contractor has completed the performance of certain obligations and such performance has been accepted by HCS.

           "Security Agreement" means that certain Security Agreement (Partnership), dated as of the date hereof, from HCS as debtor in favor of Trustee as secured party.

           "Segregated Account" means, collectively, those special accounts maintained with Wells, Account Nos. 4296917578 and 11514320, in the name of HCS and subject to the terms of the Security Agreement, this Agreement and a Control Agreement.

           "Soft Costs" means all costs other than Hard Costs that are related to the Project, including, without limitation, finance, pre-opening costs, the "Working Capital" line item on the Construction Disbursement Budget and a payment in the amount of $5,000,000 by HCS pursuant to a certain compromise agreement with the City of New Orleans and certain other parties.

           "Title Insurer" means First American Title Insurance Company.

           "Title Policy" means the lender's policy of title insurance to be provided by the Title Insurer to the Trustee pursuant to the Indenture, together with all endorsements thereto.

           "Trustee Interest Disbursement Request" has the meaning set forth in
Section 2.3 hereof.

           "Unutilized Equipment Financing" means at any time, lending commitments available to HCS for FF&E Financing and Capitalized Lease Obligations permitted under the Indenture, less the then outstanding aggregate liability of HCS for all such FF&E Financing and Capitalized Lease Obligations.

           "Wells" means Wells Fargo & Company, a national banking institution.

SECTION 2. DUTIES OF DISBURSEMENT AGENT.

           The parties hereto agree, for the benefit of the Holders and the Trustee that:

     SECTION 2.1  MAINTENANCE OF ACCOUNTS.

           Upon receipt of the proceeds of the sale of the Notes to the Holders (net of financing and other transaction costs), the Issuer shall deposit such proceeds into the Accounts in the relative amounts set forth on Exhibit I hereto. Any funds received by the Issuer under any contract, including without limitation penalties and damages, shall be deposited into the Construction Disbursement Account. Pursuant to a Control Agreement, such funds deposited to the Accounts and the Segregated Account will be held by the Pledged Account Bank (or Wells in the case of the Segregated Account) subject to the terms of this Agreement, the Security Agreement and the Control Agreements, and will not be commingled with any other funds or deposits. All funds contained in the Accounts and the Segregated Account shall be invested in such investments permitted under the respective Control Agreement as are specified, from time to time, by HCS in writing to the Pledged Account Bank (or Wells in the case of the Segregated Account), consistent with the respective Control Agreement, pending disbursement, in the case of the Accounts, of such funds pursuant to this Agreement. The Disbursement Agent will be the only authorized person with respect to the giving of disbursement instructions to the Pledged Account Bank.

     SECTION 2.2 REVIEW OF DISBURSEMENT REQUESTS. HCS may, no more than once every two weeks, submit to the Disbursement Agent, with a copy to the Independent Construction Consultant, a request for the disbursement of funds from the Construction Disbursement Account in the form of Exhibit "F" attached hereto (together with the appropriate Architect's Certificates and the appropriate General Contractor's Certificates, the "Disbursement Request"). The Disbursement Agent shall not give disbursement instructions to the Pledged Account Bank in connection with such Disbursement Request unless the applicable conditions set forth in Section 4 hereof are satisfied. If such conditions are satisfied, the Disbursement Agent, within three Business Days following receipt of a Disbursement Request, shall direct the Pledged Account Bank to disburse to the Segregated Account the funds requested in such Disbursement Request. The Disbursement Agent shall notify HCS and the Trustee promptly if (i) any conditions set forth in Section 4 remain unsatisfied with respect to any particular Disbursement Request or (ii) the Disbursement Agent becomes aware of a Project Lien.

     SECTION 2.3 - DISBURSEMENT OF FUNDS FROM INTEREST RESERVE ACCOUNT. No later than ten (10) days prior to each of the first three (3) Interest Payment Dates, HCS shall deliver to the Disbursement Agent (with a copy to the Trustee) an Interest Disbursement Request describing the amount of fixed interest required to be paid and the Interest Payment Date upon which such payment is due and payable. No later than five (5) days prior to the next Interest Payment Date, the Disbursement Agent shall instruct the Pledged Account Bank to liquidate investments (to the extent required) held in the Interest Reserve Account and when to liquidate such investments, and disburse to the Trustee the amounts described in the Interest Disbursement Request as fixed interest due and payable on that date; provided, however, that, in the event HCS fails to deliver the Interest Disbursement Request for any of the first three (3) Interest Payment Dates within the time frame specified above, the Trustee shall direct Disbursement Agent to direct the Pledged Account Bank to liquidate investments (to the extent required), and disburse to the Trustee the amounts necessary to pay the amounts required to be paid on the Notes as fixed interest with respect to such Interest Payment Date (each a "Trustee Interest Disbursement Request").

          In the event that there are insufficient funds in the Interest Reserve Account to pay any amount due pursuant to an Interest Disbursement Request or Trustee Interest Disbursement Request, HCS shall, no later than three (3) Business Days prior to the applicable Interest Payment Date, (x) effect disbursement pursuant hereto into the Interest Reserve Account of amounts reallocated pursuant to Section 3.1 hereof from the "Contingency" line item on the Construction Disbursement Budget to the "Interest" line item on the Construction Disbursement Budget, or (y) make an Equity Contribution into the Interest Reserve Account in an amount equal to such deficiency; provided, that the Trustee shall direct the Disbursement Agent to disburse an amount equal to such deficiency from the Completion Reserve Account to the Interest Reserve Account in the event that such amounts are not received from HCS on a timely basis. HCS acknowledges that its failure to provide notice or deposit funds referenced in this Section shall not in any way exonerate or diminish HCS's obligation to make all payments under the Notes as and when due.

     SECTION 2.4 DISBURSEMENT OF FUNDS FROM COMPLETION RESERVE ACCOUNT. In the event that the Disbursement Agent receives a Disbursement Request and all conditions to fund thereunder are otherwise met, Disbursement Agent shall fund from the Completion Reserve Account all amounts thereunder for which insufficient funds exist in the Construction Disbursement Account.



     SECTION 2.5 DISBURSEMENT OF FUNDS TO TRUSTEE. Upon receipt of a certificate executed by the Trustee, which certifies that an Event of Default has occurred and is continuing under the Indenture, and that pursuant to the Indenture, the Trustee is entitled to possession of any funds in any Account or the Segregated Account, then the Disbursement Agent, without the approval of any other party, shall direct the Pledged Account Bank and Wells to disburse such funds in any manner specified by the Trustee.

     SECTION 2.6 REALIZED SAVINGS. Realized Savings shall be reallocated to the "Contingency" line item of the Construction Disbursement Budget. Twenty-Five Percent (25%) of Realized Savings shall be disbursed by the Disbursement Agent from the Construction Disbursement Account and deposited directly into the Completion Reserve Account. Such amount shall be available for allocation to other line items in the Construction Disbursement Budget in accordance with
Section 3.1 below, and disbursement in accordance with Section 2.4 hereof.

     SECTION 2.7 MAINTENANCE OF AND DISBURSEMENT FROM EQUITY ESCROW ACCOUNT. Concurrent with the closing of the sale of the Notes, the Issuer shall deposit into the Equity Escrow Account the Initial Equity Contribution to the extent that it has not previously been spent by HCS on the Project. All funds in the Equity Escrow Account shall be invested in cash or Cash Equivalents pursuant to the agreement governing the Equity Escrow Account. Disbursements from the Equity Escrow Account shall not be subject to the procedures set forth herein for disbursements from the Accounts. HCS may at any time submit to the Pledged Account Bank, with a copy to the Independent Construction Consultant, a written request for the disbursement of funds from the Equity Escrow Account that shall include the payee(s), the payment amount(s) and a certificate from an officer of HCS that such payment(s) are in connection with the Project. The Pledged Account Bank shall make such payment(s) in accordance with such request, pursuant to the agreement governing the Equity Escrow Account.

SECTION 3.  CONSTRUCTION DISBURSEMENT BUDGET, PLANS, CONTRACTS, SEGREGATED
ACCOUNT.


     SECTION 3.1 ALLOCATION OF CONTINGENCY; AMENDMENTS TO CONSTRUCTION DISBURSEMENT BUDGET. HCS may allocate the "Contingency" line item and amend the Construction Disbursement Budget from time to time to reflect any changes in the amounts allocated for specific line item components of the work required to complete the Project; provided, that if such amendment provides for an increase in any line item in the Construction Disbursement Budget in excess of $25,000, such amendment shall require the written approval of the Independent Construction Consultant, who shall be required to approve such amendment in the manner set forth below. Any such amendment shall be in writing and shall identify with particularity the line item to be changed, the amount of the change, and, if any line item is increased, the amount from the "Contingency" line item in the Construction Disbursement Budget to be reallocated or the Equity Contributions which will be utilized to pay for the increase. The Independent Construction Consultant shall approve any amendment providing for an increase in the Construction Disbursement Budget in excess of $25,000 if, and only if, HCS certifies (in an Officer's Certificate, as defined in the Indenture), and the Independent Construction Consultant believes in its reasonable judgment, that the following conditions have been satisfied:

          a. all line item increases, if any, are reasonably necessary in order to complete the work represented by such line item;

          b. the costs represented by such line item increases do not exceed the "Contingency" line item and Equity Contributions, in each case to the extent not previously expended or dedicated to the payment of items contained in the Construction Disbursement Budget (other than in the "Contingency" line item), and

          c. immediately following such increases (i) the Construction Disbursement Budget provides for construction of improvements which are substantially consistent with the Project and the Plans, (ii) the Construction Schedule calls for construction which will permit the Operating Date to occur on or prior to the Operating Deadline, (iii) as of such date the Construction Disbursement Budget reasonably establishes the line item components of the work required to be undertaken in order to complete construction of the Project, and reasonably establishes the cost of completing each line item component of such work, and (iv) the Remaining Costs will not exceed the Available Funds.

     SECTION 3.2 AMENDMENTS TO PLANS. HCS may amend the Plans from time to time to increase the scope of the Project, subject to the written approval of the Independent Construction Consultant, which shall be granted in the manner set forth below. Any such amendment shall be in writing and shall identify with particularity the changes to the Plans, and the corresponding changes to the Construction Disbursement Budget and each line item to be changed, the amount of the change, and the amount from the "Contingency" line item in the Construction Disbursement Budget to be reallocated or Equity Contributions which will be utilized to pay for the increase. Pursuant to an agreement between the Independent Construction Consultant and HCS, the Independent Construction Consultant shall approve of the amendment if, and only if, HCS certifies (in an Officer's Certificate, as defined in the Indenture), and the Independent Construction Consultant believes in his reasonable judgment, that the following conditions have been satisfied:

          a. all such changes to the Plans are in the best interest of HCS and the Project, and in no way detract from or decrease the original scope or quality of the Project;

          b. all line item increases, if any, are reasonably necessary in order to complete the work represented by such line item;

          c. the costs represented by such line item increases do not exceed the "Contingency" line item and Equity Contributions, in each case to the extent not previously expended or dedicated to the payment of items contained in the Construction Disbursement Budget (other than the "Contingency" line item); and

          d. immediately following such increases (i) the Construction Disbursement Budget provides for construction of improvements which are substantially consistent with the Project and the Plans as amended, (ii) the Construction Schedule calls for construction which will permit the Operating Date to occur on or prior to the Operating Deadline, (iii) the Construction Disbursement Budget reasonably establishes the line item components of the work required to be undertaken in order to complete construction of the Project, and reasonably establishes the cost of completing each line item component of such work, and (iv) the Remaining Costs will not exceed the Available Funds.

     SECTION 3.3 MAJOR CONTRACTS AND PERMITS. HCS shall not enter into, nor permit any of its Affiliates to enter into, any Major Contract unless (i) such contract is in form and substance reasonably satisfactory to the Independent Construction Consultant and (ii) a Retainage of at least 5% is provided for until substantial completion of the applicable work if the Major Contract is of a type typically subject to Retainage. HCS shall deliver to the Independent Construction Consultant as promptly as possible copies of (i) all Major Contracts, together with all amendments and modifications thereof, and (ii) all work permits, building permits and other permits required to construct and open the Project.

     SECTION 3.4 SEGREGATED ACCOUNT. (a) All funds disbursed from the Construction Disbursement Account and the Completion Reserve Account will be deposited in the Segregated Account and HCS will use such funds solely to pay the Project Costs specified in the pertinent Disbursement Request. Such funds will not be commingled with any other funds or deposits. Provided that no Event of Default has occurred and is continuing, any funds remaining in the Segregated Account upon the Operating Date shall first be used to pay Remaining Costs, and then shall be released to HCS for use in any manner not prohibited by the Indenture.

          (b) Concurrently with the funding of the initial disbursement pursuant to Section 4.2 hereof, and provided that all conditions to the initial disbursement have been fulfilled, the Disbursement Agent shall authorize disbursement of the sum of Five Million Dollars ($5,000,000) from the Construction Disbursement Account to the Segregated Account to be used as contemplated herein.

SECTION 4.  CONDITIONS PRECEDENT TO DISBURSEMENT.

     SECTION 4.1 GENERAL CONDITIONS. The Disbursement Agent's obligation to direct the Pledged Account Bank to disburse funds requested in any Disbursement Request is subject to the satisfaction of the following conditions:

         a. HCS must have submitted a Disbursement Request to the Disbursement Agent and the Independent Construction Consultant, accompanied by the appropriate Architect's Certificate(s) and the appropriate General Contractor's Certificate(s).

         b. The Disbursement Agent must have received, (i) the Independent Construction Consultant's Certificate, (ii) an endorsement from the Title Insurer insuring through the date of such Disbursement that the Leasehold Mortgage has priority over any and all present and future Project Liens against the Property and the improvements thereon to the extent of the funds disbursed (a "Funding Endorsement") and (iii) copies of unpaid invoices, bills, receipts, other evidence of amounts due or paid in connection with the Disbursement Request as the Disbursement Agent may reasonably request and such other information as the Disbursement Agent may reasonably request.

          c. The Disbursement Agent must not have received any notice from the Trustee that any Default or Event of Default has occurred and is continuing under the Indenture.

          d. The Disbursement Agent must not have actual knowledge of any material error or inaccuracy in a Disbursement Request.

          e. On the date of such requested Disbursement, HCS shall have paid all amounts then owed under Section 5 of this Agreement.

          f. HCS and the Independent Construction Consultant shall have delivered a certificate substantially in the form of Exhibit "G" hereto dated the later of August 10, 1999 and the date of the latest amendment to the Construction Disbursement Budget.

          g. With respect to each Disbursement Request immediately following completion of any foundation for any building, and completion of the boat basin, the Title Insurer shall have issued, on a building-by-building basis, a foundation endorsement insuring that such foundation is constructed wholly within the boundaries of the Property, and does not encroach on any easement or violate any covenants, conditions or restrictions of record, and shall have delivered such endorsement to the Independent Construction Consultant and the Trustee.

     SECTION 4.2 INITIAL DISBURSEMENT. In addition to the requirements of
Section 4.1 hereof, as a condition to the initial disbursement, the Disbursement Agent and the Independent Construction Consultant shall have received a certificate from HCS representing (i) that the entire Initial Equity Contribution has been spent by HCS on Project Costs consistent with the Construction Disbursement Budget, and setting forth the amount expended for each line item of the Construction Disbursement Budget from the Initial Equity Contribution; and (ii) performance bonds, naming Trustee for the benefit of the holders of the Notes as an additional beneficiary, have been issued with respect to the contract of each General Contractor.

     SECTION 4.3 FINAL DISBURSEMENT FOLLOWING OPERATING DATE. (a) Provided no Event of Default has occurred and is continuing, if any funds remain in the Construction Disbursement Account or the Completion Reserve Account upon the Operating Date, the Disbursement Agent shall disburse all remaining funds in the Construction Disbursement Account and the Completion Reserve Account into any account specified by HCS first to pay any Remaining Costs, and then for use in any manner not prohibited by the Indenture.

          (b) Provided no Event of Default has occurred and is continuing, if any funds remain in the Interest Reserve Account after the third Interest Payment Date, the Disbursement Agent shall disburse all remaining funds in the Interest Reserve Account into any account specified by HCS for use in any manner not prohibited by the Indenture.

     SECTION 4.4 REPRESENTATIONS AND WARRANTIES. HCS hereby represents and warrants as follows, as of the date hereof:

          (a) HCS does not have any reason to believe that the Operating Date will not occur on or prior to the Operating Deadline.

          (b) The Construction Disbursement Budget accurately and completely sets forth (i) the anticipated Project Costs through the Operating Date, and
(ii) the various components of the Project identified thereon as line items and the respective anticipated line item amounts.

          (c) Giving effect to the funding of the offering of the Notes, there are sufficient Available Funds to pay for the anticipated Remaining Costs.

          (d) HCS has delivered to the Disbursement Agent, in a separate certificate, lists of all contractors, subcontractors, suppliers and materialmen that have provided work, supplies and/or labor in connection with the Project to date, and whether such have received payments, and the amount of such payments, as part of the Initial Equity Contribution, all as required by the Disbursement Agent to insure over liens at the Property, and (ii) lien releases (unconditional if such contractors, subcontractors, suppliers and materialmen have been paid to date, and conditional if such contractors, subcontractors, suppliers and materialmen have not been paid to date) from such contractors, subcontractors, suppliers and materialmen.

SECTION 5. DISBURSEMENT AGENT'S COMPENSATION. The Disbursement Agent shall receive from HCS a fee of $4,000.00 per month, in arrears, commencing September 1, 1999 and continuing until the Disbursement Agent's performance hereunder is terminated, in consideration for its services hereunder during the term of this Agreement, payable in advance on the first day of each calendar month by disbursement from the Segregated Account. HCS shall also pay the Disbursement Agent's expenses as set forth in the Indenture.

SECTION 6. LIMITATION OF DISBURSEMENT AGENT'S LIABILITY, ETC. The Disbursement Agent (i) shall not be liable for, and does not represent, warrant or guarantee the performance of any obligation of HCS, the Independent Construction Consultant, any Architect, any General Contractor, any subcontractor or provider of materials or services in connection with construction of the Project or any other Person, (ii) shall have no responsibility to HCS, any Holders, the Trustee or any other Person for any action taken or omitted by, or relating to the performance hereunder of, the Disbursement Agent except gross negligence or willful misconduct of the Disbursement Agent, (iii) except as expressly set forth herein, is not obligated to supervise, inspect or inform HCS or any third party of any aspect of the construction of the Project or any other matter referred to above, and (iv) owes no duty of care to HCS to protect against, or to inform HCS of, any negligent, faulty, inadequate or defective design or construction of the Project. HCS shall remain solely responsible for all aspects of its business and conduct in connection with the Project, including but not limited to the quality and suitability of the Plans, the supervision of the work of construction, the qualifications, financial condition and performance of all architects, engineers, contractors, subcontractors, suppliers, consultants and property managers, the accuracy of all applications for payment, and the proper application of all disbursements. The Trustee shall not be liable for any action taken or omitted by, or relating to the performance hereunder of, the Disbursement Agent.

SECTION 7. INDEMNITY. HCS SHALL INDEMNIFY, HOLD HARMLESS AND DEFEND THE DISBURSEMENT AGENT, ITS OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES, FROM AND AGAINST ANY AND ALL CLAIM, ACTIONS, OBLIGATIONS, LIABILITY AND EXPENSES, INCLUDING DEFENSE COSTS,

INVESTIGATIVE FEES AND COSTS, LEGAL FEES, AND CLAIMS FOR DAMAGES, ARISING FROM THE DISBURSEMENT AGENT'S PERFORMANCE UNDER THIS AGREEMENT, EXCEPT TO THE EXTENT THAT SUCH LIABILITIES, EXPENSE OR CLAIM IS ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF DISBURSEMENT AGENT.

SECTION 8. TERMINATION. The Disbursement Agent's performance under this Agreement shall terminate automatically upon disbursement of all funds remaining in the Accounts, unless sooner terminated pursuant to Section 9 hereof. The obligations of HCS under Section 7 of this Agreement shall survive termination of this Agreement.

SECTION 9. SUBSTITUTION OF DISBURSEMENT AGENT. Upon an Event of Default under the Indenture, the Trustee shall have the right to terminate the performance of the Disbursement Agent at any time, so long as it promptly selects a substitute disbursement agent to serve hereunder. Any substitute disbursement agent hereunder shall be subject to approval by the Louisiana Gaming Control Board. Upon selection of such substitute disbursement agent, the Trustee, HCS and the substitute disbursement agent shall enter into an agreement substantially identical to this Agreement and, thereafter, the Disbursement Agent shall be relieved of its duties and obligations to perform hereunder, except that the Disbursement Agent shall transfer to the substitute disbursement agent upon request therefor copies of all books, records, plans and other documents in the Disbursement Agent's possession relating to the Notes, the Project or this Agreement and all funds remaining on deposit in the Accounts.

SECTION 10. SECURITY INTEREST IN ACCOUNTS AND SEGREGATED ACCOUNT. Issuer hereby confirms that the security interest granted by the Security Agreement extends and attaches to the Accounts and the Segregated Account and all moneys now or hereafter placed or deposited in, or delivered to Disbursement Agent for placement or deposit in the Accounts. The parties also acknowledge the Accounts and the Segregated Account are the subject of Control Agreements in favor of the Trustee. The Disbursement Agent, Wells and the Pledged Account Bank shall note in their respective records that all funds and other assets in the Accounts and the Segregated Account have been pledged to the Trustee and that the Disbursement Agent, Wells and the Pledged Account Bank are holding such items as agent for the Trustee, as secured party. The Disbursement Agent shall maintain dominion and control over the Accounts and the Segregated Account and the funds and assets therein solely for the benefit of the Trustee, as secured party, and for no other parties, persons or entities; provided, that HCS shall be able to obtain disbursements solely in accordance with the terms hereof. Accordingly, it is the intention of the parties that all such funds and assets shall not be within the bankruptcy "estate" (as such term is used in 11 U.S.C. (S)541, as amended) of the Disbursement Agent. As between the Disbursement Agent and the Trustee, the Disbursement Agent hereby acknowledges the Trustee's security interest in the Accounts and the Segregated Account, waives any security interest or statutory lien therein and further waives any right to charge or set off now or in the future for any liability of HCS to the Disbursement Agent, including without limitation, the obligations under Sections 5 and 7 hereof. The Disbursement Agent shall have sole dominion and control over the Accounts and, solely for the purposes of maintaining the perfection and priority of the security interest of the Trustee in the Accounts, shall act as agent for the Trustee and on behalf of the Holders in accordance with the terms of this Agreement. If (and promptly after it is) so instructed by the Trustee at any time when an Event of Default is continuing, the Disbursement Agent will remit to the Trustee all funds then held in the Accounts and all proceeds of any funds at any time so held then remain in the possession, custody or control of the Disbursement Agent. Nothing in this section shall be construed as waiving, limiting or diminishing any rights of the Trustee vis-a-vis HCS.

SECTION 11. EQUITY CONTRIBUTION. If at any time Available Funds are less than the amount required to pay Remaining Costs, either (x) an Equity Contribution in the amount of such shortfall shall be made within sixty (60) days, or (y) within sixty (60) days HCS shall deliver a certificate of the Independent Construction Consultant stating that Available Funds are sufficient to pay Remaining Costs.

SECTION 12. INDEPENDENT CONSTRUCTION CONSULTANT. HCS shall retain the Independent Construction Consultant who shall examine the Plans and Construction Disbursement Budget and changes thereto, and cost breakdowns and estimates, make periodic inspections of the construction of the Project for the benefit of the Trustee and the Holders, advise and render reports to the Disbursement Agent with respect thereto and take such other action as is specified herein or in an agreement between HCS and the Independent Construction Consultant. The Independent Construction Consultant shall perform such duties with the exercise of independent judgment.

SECTION 13.  MISCELLANEOUS.

     SECTION 13.1 WAIVER. Any party hereto may specifically waive any breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designates the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

     SECTION 13.2 INVALIDITY. If, for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties intent.

     SECTION 13.3 NO AUTHORITY. The Disbursement Agent is acting solely for its own account, is not acting as agent or fiduciary for, and shall have no authority to act or speak for, any Holder, the Trustee, HCS or any other party, except that the Disbursement Agent shall be deemed to be acting as agent for the Trustee and on behalf of the Holders pursuant to this Agreement solely for purposes of and only to the extent necessary for maintaining the perfection and priority of the security interest of the Trustee in the Accounts and Segregated Account.

     SECTION 13.4 ASSIGNMENT. The rights and duties of any party hereunder shall not be assignable except with the prior written consent of the other parties.

     SECTION 13.5 BENEFIT. The parties hereto shall be bound hereby and entitled to the benefits hereof.

     SECTION 13.6 TIME. Time is of the essence as to each provision of this Agreement.

     SECTION 13.7 CHOICE OF LAW. The existence, validity, construction, operation and effect of any and all terms and provisions of this Agreement shall be determined in accordance with and governed by the laws of the State of New York.

     SECTION 13.8 ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and commitments, whether oral or written. This Agreement may be amended only by a writing signed by duly authorized representatives of all parties.

     SECTION 13.9 NOTICES. All notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received, regardless of when and whether received, either (i) on the day of hand delivery or (ii) on the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as follows:

          To the Issuer:    HWCC-Louisiana, Inc.
                            Hollywood Casino Shreveport
                            Two Galleria Tower, Suite 2200
                            13455 Noel Road LB 48
                            Dallas, Texas 75240
                            Attention: Charles F. LaFrano III

          Copy to:          Same address, Attention:  General Counsel

          To the Trustee:   State Street Bank and Trust Company
                            2 Avenue de Lafayette
                            Corporate Trust Department
                            Boston, Massachusetts  02111
                            Attention:  Robert Dunn

          To the Disbursement
          Agent:            First American Title Insurance Company
                            510 Bienville Street
                            New Orleans, Louisiana  70130
                            Attention:  Scott Gallinghouse

or at such other address as the specified entity most recently may have designated in writing in accordance with this paragraph to the others.

     SECTION 13.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     SECTION 13.11 CAPTIONS. Captions in this Agreement are for convenience only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties have executed and delivered this Cash Collateral and Disbursement Agreement as of the day first above written.

                                       SHREVEPORT CAPITAL CORPORATION,
                                       a Louisiana corporation

                                       By: /s/ PAUL C. YATES
                                           --------------------------
                                       Name:   Paul C. Yates
                                            -------------------------
                                       Title:  Executive VP & CFO
                                             ------------------------

                                       HOLLYWOOD CASINO SHREVEPORT,
                                       a Louisiana general partnership

                                       By: HCS I, Inc., a Louisiana
                                       corporation, its managing general
                                       partner

                                       By: /s/ PAUL C. YATES
                                           --------------------------
                                       Name:   Paul C. Yates
                                            -------------------------
                                       Title:  Executive VP & CFO
                                             ------------------------

                                       FIRST AMERICAN TITLE INSURANCE
                                       COMPANY, a New York corporation

                                       By: /s/ REGINALD E. CASSIBRY
                                           --------------------------
                                       Name:   Reginald E. Cassibry
                                            -------------------------
                                       Title:  Agent
                                             ------------------------

                                       STATE STREET BANK AND TRUST COMPANY,
                                       as Trustee under the Indenture

                                       By: /s/ ROBERT J. DUNN
                                           --------------------------
                                       Name:   Robert J. Dunn
                                            -------------------------
                                       Title:  Vice President
                                             ------------------------

                                   EXHIBIT A
                             TO CASH COLLATERAL AND
                             DISBURSEMENT AGREEMENT

                           Certificate of Architect


                                    [Date]


First American Title Insurance Company
510 Bienville Street
New Orleans, Louisiana 70130

Attention:  Scott Gallinghouse

     Re: Disbursement Request (herein so called) dated ______________, ___ Hollywood Casino Shreveport, a general partnership ("HCS").

Ladies and Gentlemen:

___________________________ ("Architect") hereby represents as follows:

          1. Architect acknowledges the above referenced Disbursement Request and the Cash Collateral and Disbursement Agreement dated August 10, 1999, to which HCS is a party, to the extent necessary to understand the defined terms contained herein and in the Disbursement Request that are incorporated by reference from the Cash Collateral and Disbursement Agreement and to provide the certification contained herein.

          2. With respect to those provisions of the Plans prepared by Architect, and based on Architect's knowledge, information and belief, Architect hereby represents that the quality of construction performed as of the date hereof is generally in accordance with the Plans, and the Disbursement (herein so called) requested by the Disbursement Request is appropriate in light of the percentage of construction completed and the amount of stored materials. Architect has no reason to believe that the Operating Date will not occur on or prior to the Operating Deadline.

          The foregoing representations are true and correct and Disbursement Agent is entitled to rely on the foregoing in instructing the Pledged Account Bank to make the Disbursement.

          Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Cash Collateral and Disbursement Agreement.

[ARCHITECT]


By:_____________________
Name:___________________
Title:__________________

                                   EXHIBIT B
                               TO CASH COLLATERAL
                           AND DISBURSEMENT AGREEMENT
                    Project Construction Disbursement Budget
                    ----------------------------------------


                              Date:  ____________

     Line Item                   Line Item Construction Disbursement Budget
Land Based Construction:                       $68,709,253
Riverboat Construction                          34,386,000
Testing, Insurance and Other                     1,050,000
Furniture, Fixtures and Equipment:
  Pavilion and Hotel                             16,279,792
  Riverboat                                       4,465,010
  Gaming Equipment                               14,320,398
  Special Systems,   Memorabilia                  7,374,350
   and Signage

Consultants and Project Management                9,146,209
Working Capital, Pre-Opening and                 16,000,000
 License
Financing Costs, net of Interest Income          31,911,164
Contingency                                      26,357,824

Total Construction Disbursement Budget          230,000,000
                                               =============

                                   EXHIBIT C
                               TO CASH COLLATERAL
                           AND DISBURSEMENT AGREEMENT
               Certificate of Independent Construction Consultant
               --------------------------------------------------

                                     [Date]


First American Title Insurance Company
510 Bienville Street
New Orleans, Louisiana 70130

Attention:  Scott Gallinghouse

     Re: Disbursement Request (herein so called) dated ________, ______ Hollywood Casino Shreveport, a general partnership ("HCS").

Ladies and Gentlemen:

          The undersigned, CCM Consulting Group, refers to the Cash Collateral and Disbursement Agreement, dated as of August 10, 1999 (the "Disbursement Agreement"; the terms defined therein being used herein as therein defined), among HCS the Trustee and you and certain other parties and to the above-referenced Disbursement Request, requesting a disbursement in the aggregate amount of $______________ (the "Disbursement") .

          The undersigned hereby certifies that the following statements are true on the date hereof:

               (a) pursuant to commercially reasonable efforts and prudent practices, a review of the documentation provided by HCS in support of the Disbursement Request was made and such documentation is in form and substance satisfactory to the Independent Construction Consultant and, to the best of its knowledge, the information contained therein is true and correct in all material respects and the Independent Construction Consultant is not aware of any fact that would make such statement untrue in any material respect;

               (b) to the best of Independent Construction Consultant's knowledge, all of the work theretofore completed on the Project has been completed substantially in accordance with the Plans, without material deviation therefrom;

               (c) to the best of Independent Construction Consultant's knowledge, all permits and approvals required to date have been obtained and are in full force and effect;

               (d) the Independent Construction Consultant has visited the Project within the last month; and

               (e) based upon its review and to the best of the Independent Construction Consultant's knowledge, (i) the Disbursement is appropriate in light of the percentage of construction completed and the amount of stored materials and (ii) the Construction Disbursement Budget in effect on the date hereof and attached hereto sets forth the anticipated costs of completing the Project and there are sufficient Available Funds to complete the construction of each component of the Project within the Construction Disbursement Budget therefor. The Independent Construction Consultant has no reason to believe that the Operating Date will not occur on or prior to the Operating Deadline.

                                       Very truly yours,

                                       CCM CONSULTING GROUP

                                       By:___________________________
                                       Name:_________________________
                                       Title:________________________

                                   EXHIBIT D
                               TO CASH COLLATERAL
                           AND DISBURSEMENT AGREEMENT
                       Certificate of General Contractor
                       ---------------------------------


                                     [Date]


First American Title Insurance Company
510 Bienville Street
New Orleans, Louisiana 70130

Attention: Scott Gallinghouse

          Re: Disbursement Request (herein so called) dated _______________, _____ of Hollywood Casino Shreveport, a general partnership ("HCS") .

Ladies and Gentlemen:

_____________________________ ("General Contractor") hereby certifies as follows:

          1. General Contractor has reviewed the above referenced Disbursement Request and the Cash Collateral and Disbursement Agreement dated August 10, 1999, to which HCS is a party to the extent necessary to understand the defined terms contained herein and in the Disbursement Request that are incorporated by reference from the Cash Collateral and Disbursement Agreement and to provide the certification contained herein.

          2. General Contractor hereby certifies that with respect to all work to be performed by General Contractor or for which General Contractor is responsible pursuant to its contract with HCS: (i) the construction performed as of the date hereof is substantially in accordance with the Plans, (ii) the Disbursement (herein so called) requested by the Disbursement Request is appropriate in light of the percentage of construction completed and the amount of stored materials and (iii) the Construction Disbursement Budget in effect on the date hereof and attached hereto sets forth the anticipated costs of completing all such work.

          3. The undersigned has no reason to believe that the Operating Date will not occur on or prior to the Operating Deadline.

          4. General Contractor hereby certifies that lien releases have been received for all work, materials and/or services performed, paid for in connection with the work to be performed by General Contractor or for which General Contractor is responsible pursuant to its contract with HCS.

          The foregoing representations, warranties and certifications are true and correct and Disbursement Agent is entitled to rely on the foregoing in instructing the Pledged Account Bank to make the Disbursement.

          Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Cash Collateral and Disbursement Agreement.

[CONTRACTOR]


By:_____________________
Name:___________________
Title:__________________

                                   EXHIBIT E
                               TO CASH COLLATERAL
                           AND DISBURSEMENT AGREEMENT
                             Construction Schedule
                             ---------------------

                             Date:  ______________



Phase Description                                Project Completion Date

Begin mobilization and start construction        August 12, 1999

Foundation work complete                         December 31, 1999

Top out all structures                           June 1, 2000

Begin interior finishes                          June 1, 2000

Vessel enters basin at construction site         September 1, 2000

Weatherproof enclosures complete                 August 31, 2000

Project Completion                               October 31, 2000

                                   EXHIBIT F
                               TO CASH COLLATERAL
                           AND DISBURSEMENT AGREEMENT

                      Disbursement Request and Certificate
                      ------------------------------------

                                     [Date]

First American Title Insurance Company
510 Bienville Street
New Orleans, Louisiana 70130

Attention:  Scott Gallinghouse

          Re:  Disbursement Request of $________

Ladies and Gentlemen:

          Hollywood Casino Shreveport, a general partnership ("HCS") requests that a disbursement of $_________________ (the "Disbursement") be made on _________________, ____ to Account No. 4296917578 at Wells Fargo & Company (the
"Segregated Account"), for use by HCS. Capitalized Terms used herein shall have the meanings afforded them under that certain Cash Collateral and Disbursement Agreement dated as of August 10, 1999, to which you are a party. In connection with the requested Disbursement, the undersigned hereby represents, warrants and certifies as follows:

          1. The Disbursement consists of $_______________ as a Payment Disbursement, and $__________ as a Reimbursement Disbursement, each for payment of the Project Costs set forth on the attached schedule.

          2. The Reimbursement Disbursement is required to replenish the Segregated Account for expenditures previously made in accordance with the Construction Disbursement Budget and the Plans. Following disbursement of the funding requested pursuant to this Disbursement Request, the balance of the Segregated Account will not exceed $5,000,000 plus the amount of any Payment Disbursement hereunder. HCS will utilize the excess of (x) the balance of the Segregated Account over (y) any unused Payment Disbursements in the Segregated Account only for working capital purposes pursuant to the Construction Disbursement Budget.

          3. The construction performed as of the date hereof is substantially in accordance with the Plans and the Disbursement is appropriate in light of the Construction Disbursement Budget and the percentage of construction completed and the amount of stored materials.

          4. HCS does not have any reason to believe that the Operating Date will not occur on or prior to the Operating Deadline.

          5. HCS does not have any knowledge of nor has HCS received any notice of any lien or claim of Project Lien either filed or threatened against the Project, or if HCS has knowledge or has received notice of such a Project Lien or claim of Project Lien, the Title Insurer has insured over such Project Lien, or such Project Lien has been otherwise bonded over in favor of the Trustee.

          6. The Construction Disbursement Budget in effect on the date hereof and attached hereto sets forth the anticipated costs of completing the Project, and there are sufficient Available Funds to complete the construction of each component of the Project within the Construction Disbursement Budget therefor.

          7. No Event of Default exists under the Indenture and HCS is in compliance in all material respects with each representation, warranty and covenant contained therein.

          8. No circumstances have occurred which would provide HCS with any defenses against the obligations evidenced by the Notes or permit HCS to assert any right to set off any amounts against such obligations.

          9. All Equity Contributions required to have been made under the Cash Collateral and Disbursement Agreement on or before the date of this Disbursement Request have been made.

          10. All permits and approvals necessary at the phase of construction as of the date of this Cash Collateral and Disbursement Agreement have been obtained and are in full force and effect.

          11. Neither the vessel being constructed by General Contractor - Marine, nor any part thereof nor any equipment or any other property to be installed thereon or attached thereto has suffered any material damage by fire or any other casualty or otherwise (in each case other than any damage for which an insurance claim has been submitted or has been theretofore repaired or restored).

          The foregoing representations, warranties and certifications are true and correct and Disbursement Agent is entitled to rely on the foregoing in authorizing and making the Disbursement.

          Attached to this Disbursement Request and Certificate are the appropriate Architect's Certificate(s) and the appropriate General Contractor's Certificate(s), which form an integral part of this Disbursement Request and Certificate.

HOLLYWOOD CASINO SHREVEPORT,
a general partnership

By:  HCS I, Inc., a Louisiana corporation,
     its managing general partner


By:_____________________
Name:___________________
Title:__________________



cc:  CCM Consulting Group

                                   EXHIBIT G
                               TO CASH COLLATERAL
                           AND DISBURSEMENT AGREEMENT
             Project Construction Disbursement Budget Certification
             ------------------------------------------------------

                                     [Date]

          The undersigned hereby certify that the attached Construction Disbursement Budget dated ____________, 1999 sets forth the anticipated costs of completing the Project and the Construction Disbursement Budget is adequate to complete the Project substantially in accordance with the Plans, without material deviation therefrom; provided that, with respect to CCM Consulting Group (the "Independent Construction Consultant") only, such certification shall be based upon the Independent Construction Consultant's review and to the best of the Independent Construction Consultant's knowledge.

HOLLYWOOD CASINO SHREVEPORT,                   CCM CONSULTING GROUP
a Louisiana general partnership                    Independent Construction
Consultant


By. HCS I, Inc., a Louisiana corporation,       By:__________________________
    its managing general partner                Name:________________________
                                                Title:_______________________

    By:__________________________
    Name:________________________
    Title:_______________________

                                   EXHIBIT I
                               TO CASH COLLATERAL
                           AND DISBURSEMENT AGREEMENT

                            INITIAL ACCOUNT DEPOSITS


Construction Disbursement Account        $113,410,985.60

Completion Reserve Account               $     5,000,000

Interest Reserve Account                 $ 27,276,514.40

                                   EXHIBIT J
                               TO CASH COLLATERAL
                           AND DISBURSEMENT AGREEMENT

                     FORM OF INTEREST DISBURSEMENT REQUEST
                     -------------------------------------

                                     [Date]

First American Title Insurance Company
510 Bienville Street
New Orleans, Louisiana 70130

Attention: Scott Gallinghouse


          Re:  Disbursement Request of $_________________

Ladies and Gentlemen:

          This Interest Disbursement Request is delivered to you pursuant to that certain Cash Collateral and Disbursement Agreement dated as of August 10, 1999 to which you are a party (the "Disbursement Agreement").

          Pursuant to Section 2.3 of the Disbursement Agreement, you are hereby directed to liquidate investments (to the extent required) in the Interest Reserve Account and pay to the Trustee on _______________ (the "Interest Payment Date") $_____________ of funds from the Interest Reserve Account. The undersigned hereby certifies that payments in an amount equal to such sums in respect of fixed interest will be due and payable on the Notes on the Interest Payment Date.

          The foregoing representations, warranties and certifications are true and correct and the Disbursement Agent is entitled to rely on the foregoing in authorizing and making the Disbursement.


HOLLYWOOD CASINO SHREVEPORT,
a Louisiana general partnership

By:   HCS I, INC., a Louisiana corporation, its
      managing general partner


      By:______________________________
      Name:____________________________
      Title:___________________________

                                      K-1